UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 11, 2017

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities

Between August 11, 2017 and August 31, 2017, the Company issued 69,348 shares of Series B Convertible Preferred Stock (“Series B Preferred”) for cash proceeds of $693,480 to accredited investors. Holders of Series B Preferred will be entitled to, among other things, an annual dividend, liquidation preference, conversion to common stock of the Company upon certain events, redemption if not previously converted to common stock, and voting privileges.

For this sale of securities, no general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended. An initial Form D was filed on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, an amended Form D was filed on July 12, 2017, an amended Form D was filed on July 27, 2017, and an amended Form D was filed on September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of September 2017.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/Scott L. Mathis
Scott L. Mathis, President & CEO